UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2019

MOLSON COORS BREWING COMPANY
MOLSON COORS BREWING CO
(Exact name of registrant as specified in its charter)

Commission File Number: 001-14829

Delaware	84-0178360
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1801 California Street, Suite 4600, Denver, Colorado 80202
1555 Notre Dame Street East, Montréal, Quebec, Canada H2L 2R5
(Address of principal executive offices, including zip code)

(303) 927-2337 / (514) 521-1786
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, par value $0.01	TAP.A	New York Stock Exchange
Class B Common Stock, par value $0.01	TAP	New York Stock Exchange
1.25% Senior Notes due 2024	TAP	New York Stock Exchange
New York Stock Exchange LLC New York Stock Exchange LLC New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.           ☐

Item 5.02             Departure of Directors or Certain Officers; Election of Directors;
                             Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2019, Mark R. Hunter, the President and Chief Executive Officer of Molson Coors Brewing Company (the “Company”) informed the Company Secretary and the Board of Directors of the Company (the “Board”) of his intention to retire as President and Chief Executive Officer of the Company and member of the Board effective September 27, 2019.

In addition, on July 30, 2019, the Board appointed Gavin D.K. Hattersley as the President and Chief Executive Officer to replace Mr. Hunter effective on September 27, 2019.  He was also appointed as a member of the Board effective September 28, 2019.  Mr. Hattersley currently serves as the President and Chief Executive Officer of MillerCoors, the US business unit of the Company.

Gavin Hattersley, age 56, has served as President and Chief Executive Officer of MillerCoors, since September 2015.  He was the interim Chief Executive Officer of MillerCoors from July 2015 to September 2015.  Mr. Hattersley served as Chief Financial Officer of the Company from June 2012 to September 2015.  From July 2008 to June 2012, Mr. Hattersley served as Executive Vice President and Chief Financial Officer of MillerCoors.  He also previously served as Senior Vice President, Finance for Miller Brewing Company from October 2002 to July 2008.

On July 30, 2019, the Board approved the terms of Mr. Hattersley’s compensation as President and Chief Executive Officer of the Company.  The terms of which are set forth in an offer letter (the “Offer Letter”), the material terms of which include: (i) an annual base salary of $1.1 million; (ii) eligibility to earn an annual cash bonus targeted at 150% of base salary; (iii) annual long term incentive awards targeted at a grant date fair value of $4.5 million; and (iv) subject to subsequent board approval, a one-time equity award in the amount of approximately $1 million to be granted on or around Mr. Hattersley’s start date comprised of the following elements: (1) 50% performance stock units, (2) 30% restricted stock units, and (3) 20% stock options.  Mr. Hattersley will also be eligible to participate in the Company’s Change in Control Program and to continue to participate in the Company’s benefit plans, including the Severance Pay Plan.  The Offer Letter also provides for vacation, life insurance and executive financial planning benefits. Mr. Hattersley will also be required to sign a non-compete and confidentiality agreement.

The foregoing description of Mr. Hattersley’s Offer Letter is qualified in its entirety by reference to the Offer Letter, a copy of which is attached as Exhibit 10.1 hereto, and is incorporated by reference herein.

On July 31, 2019, the Company issued a press release announcing the above management changes.  A copy of the press release is attached as Exhibit 99.1.

Item 9.01                          Financial Statements and Exhibits.

(d) Exhibits:
Exhibit Number	Description
10.1	Offer Letter from Molson Coors Brewing Company to Gavin Hattersley.

99.1	Press Release of Molson Coors Brewing Company, dated July 31, 2019, announcing the retirement of Mark Hunter and appointment of Gavin Hattersley.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLSON COORS BREWING COMPANY

Date:	July 31, 2019	By:	/s/ E. Lee Reichert
E. Lee Reichert
Chief Legal and Corporate Affairs Officer & Secretary